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                                                                   EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the use in this Registration Statement on Form S-4 of Triton PCS, Inc. and its subsidiaries of our reports dated February 15, 2002, except for Note 18, as to which the date is March 8, 2002, relating to the consolidated financial statements and financial statement schedule of Triton PCS, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 18, 2002